Exhibit 99.1

FAIRWAY GROUP HOLDINGS CORP. REPORTS THIRD QUARTER RESULTS

NEW YORK — February 5, 2014 — Fairway Group Holdings Corp. (“Fairway”) (NASDAQ: FWM), the parent company of Fairway Market, today announced financial results for its fiscal 2015 third quarter ended December 28, 2014.

Third Quarter Fiscal 2015 Highlights

•	Net sales of $206.2 million
•	Adjusted EBITDA of $11.7 million
•	Company generated $7.7 million in cash flow from operations
•	New marketing campaign to launch in Spring 2015

Jack Murphy, Fairway’s CEO commented, “I am extremely pleased with the third quarter performance, but even more impressed with the 4,500 team members I have met over the past few months.  The organization has seamlessly embraced change, and with collective focus and discipline we were able to make significant quarter-over-quarter improvements in a number of key areas of the business, including price optimization, productivity of promotions, shrink and labor efficiency.  Over the next few quarters we will keep a sharp focus on our operating disciplines, and believe there is ample opportunity across our existing stores to improve performance and profitability.”

Mr. Murphy added, “We are weeks away from the launch of our new merchandising and marketing campaign which amplifies the uniqueness of Fairway Market and positions Fairway as the best “first stop, full-shop” shopping experience that has made Fairway the iconic brand it is today. ”

Operating Results for the Third Quarter of Fiscal 2015

For the third quarter of fiscal 2015, net sales were $206.2 million compared to $205.7 million in the third quarter of fiscal 2014.  Same store sales declined 2.2% in the quarter compared to the third quarter of fiscal 2014.  Customer transactions in our comparable stores decreased by 3.2%, although the average transaction size at our comparable stores increased by 1.0% compared to the third quarter of fiscal 2014.

Adjusted EBITDA was $11.7 million for the third quarter of fiscal 2015 compared to $12.8 million in the third quarter of fiscal 2014.  The Adjusted EBITDA margin was 5.7% in the third quarter compared to 6.2% during the same period of the prior year.  On a quarter sequential basis, Adjusted EBITDA increased $5.0 million, or 76%, to $11.7 million in the third quarter of fiscal 2015 from $6.7 million in the second quarter of fiscal 2015.  Adjusted EBITDA in the third quarter was negatively impacted by higher occupancy costs, an increase in central services and lower contribution from the Red Hook store.

The following table sets forth reconciliation to Adjusted EBITDA from Net Loss:

Adjusted EBITDA Reconciliation

	Thirteen Weeks Ended
	December 28,		December 29,
	2014		2013
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
Net loss	$(11,060)	(5.4)%	$(31,268)	(15.2)%

Financing transaction expenses	—	—	330	0.2
Professional services (a)	656	0.3	610	0.3
Severance (b)	2,960	1.4	19	—
Non-operating expenses (c)	297	0.1	88	—
Interest expense, net(d)	4,807	2.3	5,061	2.5
Income tax provision	400	0.2	25,386	12.3
Store depreciation and amortization	6,310	3.1	6,028	2.9
Corporate depreciation and amortization	980	0.5	1,052	0.5
Equity compensation charge	3,632	1.8	2,928	1.4
Store opening costs	1,380	0.7	2,140	1.0
Production center start-up costs	1,316	0.6	1,367	0.7
Pre-opening advertising costs	18	—	620	0.3
Gain on insurance recovery	—	—	(3,089)	(1.5)
Foundation funding	—	—	1,500	0.7
Adjusted EBITDA	$11,696	5.7%	$12,772	6.2%

(a)

Consists of charges that were incurred and associated with discrete and different events that do not relate to and are not indicative of our core on-going operations, primarily related to (i) litigation with respect to a lease and professional services related to the establishment of our new production center in the thirteen weeks ended December  29, 2013, and (ii) our organizational realignment and the purported stockholder class action litigation in the thirteen weeks ended December 28, 2014.

(b)	Represents severance charges related to our organizational realignment.

(c)

Consists of charges that were incurred and associated with discrete and different events that do not relate to and are not indicative of our core on-going operations not related to professional services.

(d)	Includes amortization of deferred financing costs and original issue discount. 2

Other Operating Items

Gross profit for the third quarter was $64.9 million compared to $65.6 million in the same period of the prior year.  The gross margin declined approximately 40 basis points to 31.5% from 31.9% in the prior year.  Gross margin was adversely affected by an increase in occupancy costs due to increases in rent at several existing locations and higher occupancy costs, as a percentage of sales, at new locations.

Gross profit in the third quarter of fiscal 2015 included a $0.4 million recovery in respect of costs incurred by the Company during the second quarter of fiscal 2015 due to vendor non-performance.  Excluding the effect of this recovery, gross profit for the third quarter was $64.5 million and the gross margin was 31.3%.

Despite having more stores in operation, store expenses, excluding depreciation and amortization, decreased $1.2 million to $42.2 million in the third quarter of fiscal 2015 from $43.4 million in the third quarter of fiscal 2014.  Store expenses were 20.5% of sales in the third quarter of fiscal 2015 compared to 21.1% in the third quarter of fiscal 2014.  The decrease in store expenses was primarily due to improved labor efficiency and enhanced cost discipline at existing stores, including the store that was opened during the third quarter of fiscal 2014.

General and administrative expenses were $19.5 million for the third quarter of fiscal 2015, an increase of $2.9 million from $16.6 million for the third quarter of fiscal 2014. The increase in general and administrative expenses was primarily attributable to a $3.0 million severance expense, a $3.6 million equity compensation charge and $1.0 million in non-operating expenses and professional services in the third quarter of fiscal 2015, increases of $2.9 million, $0.7 million and $0.3 million, respectively, from the third quarter of fiscal 2014.  The increase in general and administrative expenses was partially offset by a $1.5 million foundation funding charge, $0.3 million of financing transaction expenses, and $0.6 million in pre-opening advertising expenses which occurred in the third quarter of fiscal 2014 but not in the third quarter of fiscal 2015. The portion of depreciation and amortization included in general and administrative expenses was $1.0 million for third quarter of fiscal 2015, a decrease of $0.1 million from $1.1 million for the third quarter of fiscal 2014. The Central Services component of general and administrative expenses increased $1.5 million in the third quarter of fiscal 2015 compared to the same period in the prior year.

The following table sets forth reconciliation to Central Services from General and Administrative expenses:

Central Services Reconciliation

	Thirteen Weeks Ended
	December 28,		December 29,
	2014		2013
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
General and administrative expenses	$19,503	9.5%	$16,582	8.1%

Financing transaction expenses	—	—	(330)	(0.2)
Professional services	(656)	(0.3)	(610)	(0.3)
Severance	(2,960)	(1.4)	(19)	—
Non-operating expenses	(297)	(0.1)	(88)	—
Corporate depreciation and amortization	(980)	(0.5)	(1,052)	(0.5)
Equity compensation charge	(3,632)	(1.8)	(2,928)	(1.4)
Pre-opening advertising costs	(18)	—	(620)	(0.3)
Foundation funding	—	—	(1,500)	(0.7)
Central services	$10,960	5.3%	$9,435	4.6%

Store opening costs were $1.4 million for the third quarter of fiscal 2015, a decrease of $0.8 million from $2.1 million for the third quarter of fiscal 2014.  Approximately $1.1 million of store opening costs for the third quarter of fiscal 2015 did not require the expenditure of cash in the period, primarily due to deferred rent.

Start-up costs for the new production center in the Hunts Point area of the Bronx were $1.3 million for the third quarter of fiscal 2015, a decrease of $0.1 million from $1.4 million for the third quarter of fiscal 2014.  Approximately $0.4 million of these costs for the third quarter of fiscal 2014 did not require the expenditure of cash in the period, primarily due to deferred rent.

During the third quarter of fiscal 2015, the Company recorded an income tax provision of approximately $0.4 million versus an income tax provision of $25.4 million for the third quarter of fiscal 2014.  The income tax provision was recorded despite incurring a pre-tax loss because the Company does not record any income tax benefit related to operating losses but recognizes income tax expense related to indefinite-lived intangibles assets.  Included in the income tax provision for the third quarter of fiscal 2014 was a $25.9 million charge related to the recording of a valuation allowance against deferred tax assets.

The net loss in the quarter was $11.1 million, compared to a net loss of $31.3 million in the third quarter of the prior fiscal year.  The decrease in net loss was primarily attributable to the income tax provision of $25.4 million during the third quarter of fiscal 2014.

The following table sets forth reconciliation to Adjusted Net Loss from Net Loss:

Net Loss Reconciliation

	Thirteen Weeks Ended
	December 28,		December 29,
	2014		2013
		% of		% of
		Net Sales		Net Sales

	(dollars in thousands)
Net loss	$(11,060)	(5.4)%	$(31,268)	(15.2)%

Financing transaction expenses	—	—	330	0.2
Professional services	656	0.3	610	0.3
Severance	2,960	1.4	19	—
Non-operating expenses	297	0.1	88	—
Non-cash interest	1,282	0.6	1,269	0.6
Equity compensation charge	3,632	1.8	2,928	1.4
Income tax provision	400	0.2	25,386	12.3
Gain on storm-related insurance recovery	—	—	(3,089)	(1.5)
Foundation funding	—	—	1,500	0.7
Adjusted net loss	$(1,833)	(0.9)%	$(2,227)	(1.1)%

Other Items

•

The Company ended the quarter with approximately $51.6 million of liquidity, which included $39.7 million of cash and $11.9 million in borrowing capacity under the senior credit facility.  Subsequent to the period end, additional letters of credit totaling $4.8 million were issued.

•	During the quarter the Company generated approximately $7.7 million of cash flow from operations.

Supplemental Non-GAAP Disclosure

This press release presents Adjusted EBITDA, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Adjusted EBITDA is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period and to provide for a more complete understanding of factors and trends affecting the business than GAAP measures can provide alone. The Company defines Adjusted EBITDA as earnings before interest expense, income taxes, depreciation and amortization expense, store opening costs (including pre-opening advertising costs), production center start-up costs, gain on insurance recovery, foundation funding, loss on early extinguishment of debt, financing transaction expenses and bonuses, IPO related expenses, non-operating expenses, equity compensation expenses, severance-related expenses and management fees.

This press release presents Central Services, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that Central Services is a useful performance measure and is used to facilitate an evaluation of infrastructure investments without distortions that may result from general and administrative expenses that do not directly relate to the operations of the business.  The Company defines Central Services as general and administrative expenses less: depreciation and amortization related to general and administrative activities, management fees, financing transaction expenses, pre-opening advertising costs, equity compensation expenses, severance-related expenses and non-operating items.

This press release presents adjusted net loss, which is a non-GAAP financial measure within the meaning of applicable SEC rules and regulations.  The Company believes that adjusted net loss is a useful performance measure and is used to facilitate a comparison of operating performance on a consistent basis from period-to-period without distortions that may result from one-time items and non-cash charges. The Company defines adjusted net loss as net loss plus any transaction expenses, expenses that did not continue after the IPO and one-time charges, non-operating expenses and non-cash charges that may distort period comparisons.

Conference Call Information

Fairway will host a conference call today, February 5, 2015 at 4:30pm ET. The call will be hosted by Jack Murphy, Chief Executive Officer and Edward Arditte, Co-President and Chief Financial Officer and will be broadcasted live over the Internet and accessible through the Investor Relations section of the Company’s website at www.fairwaymarket.com. The webcast will also be archived online for a short period thereafter.  In addition, listeners may dial (877) 353-0039 to access the live call.  A telephonic playback will be available after the call through Thursday, February 19, 2015. Participants can dial (855) 859-2056 to hear the playback and enter the conference passcode 71381667.

About Fairway Market

Fairway Market is a growth-oriented food retailer offering customers a differentiated one-stop shopping experience “Like No Other Market”.  Fairway has established itself as a leading food retailing destination in the Greater New York City metropolitan area, with stores that emphasize an extensive selection of fresh, natural and organic products, prepared foods and hard-to-find specialty and gourmet offerings, along with a full assortment of conventional groceries.  Fairway is headquartered in New York, New York.

Forward-Looking Statements

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks and uncertainties and other factors that may cause Fairway’s actual results in current or future periods to differ materially from forecasted results. Food retail is a large and highly competitive industry, and Fairway’s business involves many risks and uncertainties, including, but not limited to: our ability to improve same store sales; our ability to maintain or improve our operating margins; our ability to compete effectively with other retailers; our ability to maintain price competitiveness; our ability to achieve the anticipated benefits of our centralized production facility; our ability to open new stores on a timely basis or at all; our ability to achieve sustained sales and profitable operating margins at new and existing stores; the availability of financing to pursue our new store openings on satisfactory terms or at all; the geographic concentration of our stores; our history of net losses; ordering errors or product supply disruptions in the delivery of perishable products; restrictions on our use of the Fairway name other than on the East Coast and in California and certain parts of Michigan and Ohio; our ability to retain and attract senior management, key employees and qualified store-level employees; rising costs of providing employee benefits, including increased healthcare costs and pension contributions due to unfunded pension liabilities; our ability to satisfy our ongoing capital needs and unanticipated cash requirements; and other risk factors detailed in our filings with the Securities and Exchange Commission (“SEC”), including our Annual Report on Form 10-K for the fiscal year ended March 30, 2014, and available at the SEC’s website at www.sec.gov. You are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release and the company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact

Fairway Group Holdings Corp.

Nicholas Gutierrez

Director of Finance & Investor Relations

(646) 616-8103

nicholas.gutierrez@fairwaymarket.com

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except per share amounts)

	(Unaudited)
	December 28,	March 30,
	2014	2014
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$39,747	$58,800
Accounts receivable, net	7,334	5,536
Merchandise inventories	31,082	28,061
Income tax receivable	890	894
Prepaid rent	1,146	892
Deferred financing fees	1,746	1,751
Prepaid expenses and other	2,150	2,701
Total current assets	84,095	98,635
PROPERTY AND EQUIPMENT, NET	152,138	144,529
GOODWILL	95,412	95,412
INTANGIBLE ASSETS, NET	27,208	25,862
OTHER ASSETS	13,369	15,906
Total assets	$372,222	$380,344
LIABILITIES AND STOCKHOLDERS’ (DEFICIT) EQUITY
CURRENT LIABILITIES
Current portion of long-term debt	$2,750	$2,750
Accounts payable	36,216	33,971
Accrued expenses and other	27,217	20,455
Total current liabilities	66,183	57,176
NONCURRENT LIABILITIES
Long-term debt, net of current maturities	254,865	253,717
Deferred income taxes	26,853	24,574
Other long-term liabilities	40,821	33,334
Total liabilities	388,722	368,801
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ (DEFICIT) EQUITY
Class A common stock, $0.00001 par value per share, 150,000 shares authorized, 29,238 and 29,108 shares issued at December 28, 2014 and March 30, 2014, respectively	—	—
Class B common stock, $0.001 par value per share, 31,000 shares authorized, 14,225 shares issued and outstanding at December 28, 2014 and March 30, 2014	14	14
Treasury stock at cost, 3 shares at December 28, 2014 and March 30, 2014	—	—
Additional paid-in capital	379,829	369,883
Accumulated deficit	(396,343)	(358,354)
Total stockholders’ (deficit) equity	(16,500)	11,543
Total liabilities and stockholders’ (deficit) equity	$372,222	$380,344

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Thirteen Weeks Ended
	December 28,	December 29,
	2014	2013

Net sales	$206,219	$205,731
Cost of sales and occupancy costs (exclusive of depreciation and amortization)	141,357	140,103
Gross profit	64,862	65,628

Direct store expenses	48,516	49,449
General and administrative expenses	19,503	16,582
Store opening costs	1,380	2,140
Production center start-up costs	1,316	1,367
Loss from operations	(5,853)	(3,910)

Gain on storm-related insurance recoveries	—	3,089
Interest expense, net	(4,807)	(5,061)
Loss before income taxes	(10,660)	(5,882)

Income tax provision	(400)	(25,386)
Net loss attributable to common stockholders	$(11,060)	$(31,268)

Basic and diluted loss per common share	$(0.25)	$(0.74)

Weighted average common shares outstanding	43,433	42,092

FAIRWAY GROUP HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Thirty-Nine Weeks Ended
	December 28,	December 29,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(37,989)	$(71,438)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Deferred income taxes	2,279	28,604
Deferred rent	7,447	5,622
Depreciation and amortization of property and equipment	21,085	19,583
Amortization of intangibles	221	221
Amortization of discount on term loans	2,523	2,439
Amortization of deferred financing fees	1,314	1,296
Amortization of prepaid rent	239	238
Stock compensation expense	10,644	7,752
Gain on storm-related insurance recoveries	—	(3,089)
Changes in operating assets and liabilities:
Accounts receivable	(1,798)	(3,874)
Merchandise inventories	(3,021)	(4,577)
Insurance claims receivable	—	3,761
Prepaid expense and other	302	1,347
Other assets	1,386	2,510
Accounts payable	2,245	(859)
Accrued expenses and other	6,838	(1,122)
Other long-term liabilities	(872)	109
Net cash provided by (used in) operating activities	12,843	(11,477)

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(28,694)	(36,370)
Acquisition of intangible assets	(1,567)	—
Insurance proceeds	—	4,403
Net cash used in investing activities	(30,261)	(31,967)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(1,375)	(2,063)
Cash settlement of vested equity awards	(260)	—
Proceeds from shares issued in initial public offering, net	—	158,821
Cash dividends paid on preferred stock	—	(76,818)
Issuance costs from debt re-pricing	—	(3,917)
Net cash (used in) provided by financing activities	(1,635)	76,023

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(19,053)	32,579
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD	58,800	21,723
CASH AND CASH EQUIVALENTS, END OF PERIOD	$39,747	$54,302
Cash paid during the period for:
Interest	$7,803	$11,495
Income taxes	$2	$2